UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 12, 2017
Lions Gate Entertainment Corp.
(Exact name of registrant as specified in charter)
British Columbia, Canada
(State or Other Jurisdiction of Incorporation)

(Commission File Number) 1-14880	(IRS Employer Identification No.) N/A
(Address of principal executive offices)
250 Howe Street, 20th Floor
Vancouver, British Columbia V6C 3R8
and
2700 Colorado Avenue
Santa Monica, California 90404
Registrant’s telephone number, including area code: (877) 848-3866
No Change
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).        Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    Compensatory Arrangements with Certain Officers.
The Board of Directors (the “Board”) of Lions Gate Entertainment Corp. (the “Company”) previously adopted the Lions Gate Entertainment Corp. 2017 Performance Incentive Plan (the “2017 Plan”), subject to shareholder approval of the 2017 Plan. As disclosed in Item 5.07 of this Form 8-K, the Company’s shareholders have approved the 2017 Plan.

The following summary of the 2017 Plan is qualified in its entirety by reference to the text of the 2017 Plan, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

The Board or one or more committees appointed by the Board will administer the 2017 Plan. The Board has delegated general administrative authority for the 2017 Plan to the Compensation Committee of the Board. The administrator of the 2017 Plan has broad authority under the 2017 Plan to, among other things, select participants and determine the type(s) of award(s) that they are to receive, and determine the number of shares that are to be subject to awards and the terms and conditions of awards, including the price (if any) to be paid for the shares or the award.

Persons eligible to receive awards under the 2017 Plan include directors of the Company, officers or employees of the Company or any of its subsidiaries, and certain consultants and advisors to the Company or any of its subsidiaries.

The maximum number of the Company’s common shares (the “Common Shares”) that may be issued or transferred pursuant to awards under the 2017 Plan (the “Share Limit”) equals: (1) the number of Common Shares that were available for award grant purposes under the Lions Gate Entertainment Corp. 2012 Performance Incentive Plan (the “2012 Plan”) as of September 12, 2017 (the date of shareholder approval of the 2017 Plan), plus (2) the number of Common Shares that were available for award grant purposes under the Starz 2016 Omnibus Incentive Plan (the “Starz 2016 Plan”) as of September 12, 2017, plus (3) the number of any shares subject to stock options and share appreciation rights granted under any of the 2012 Plan, the Starz 2016 Plan, the Starz 2011 Nonemployee Director Incentive Plan (Amended and Restated as of October 15, 2013), or the Starz 2011 Incentive Plan (Amended and Restated as of October 15, 2013) (collectively, the “Prior Plans”) and outstanding on September 12, 2017 which expire, or for any reason are cancelled or terminated, after that date without being exercised, plus (4) the number of any shares subject to restricted stock and restricted share unit awards granted under any of the Prior Plans that are outstanding and unvested as of September 12, 2017 which are forfeited, terminated, cancelled, or otherwise reacquired after that date without having become vested. No new awards may be granted under any of the Prior Plans. As of September 12, 2017 (immediately prior to the shareholder approval of the 2017 Plan), the total number of Common Shares available for award grant purposes under the 2012 Plan and the Starz 2016 Plan was 12,973,816 shares, and the total number of Common Shares subject to then-outstanding awards granted under the Prior Plans was 34,790,628 shares.

The Common Shares available for issuance under the 2017 Plan may be either the Class A Voting Common Shares of the Company (“Class A Shares”) or the Class B Non-Voting Common Shares of the Company (“Class B Shares”), as determined by administrator of the 2017 Plan and set forth in the applicable award agreement. However, in no event may the combined number of Class A Shares and Class B Shares issued under the 2017 Plan exceed the Share Limit described above.

Shares that are subject to or underlie awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the 2017 Plan will again be available for subsequent awards under the 2017 Plan. Shares that are exchanged by a participant or withheld by the Company to pay the exercise price of an award granted under the 2017 Plan or any of the Prior Plans, as well as any shares exchanged or withheld to satisfy the tax withholding obligations related to any award granted under the 2017 Plan or any of the Prior Plans, will again be available for subsequent awards under the 2017 Plan. To the extent that an award is settled in cash or a form other than shares, the shares that would have been delivered had there been no such cash or other settlement will again be available for subsequent awards under the 2017 Plan. In the event that shares are delivered in respect of a dividend equivalent right, the actual number of shares delivered with respect to the award shall be counted against the share limits of the 2017 Plan. To the extent that shares are delivered pursuant to the exercise of a share appreciation right or stock option, the number of underlying shares as to which the exercise related shall be counted against the applicable share limits, as opposed to only counting the shares actually issued.

The types of awards that may be granted under the 2017 Plan include stock options, share appreciation rights, restricted stock, restricted share units, stock bonuses and other forms of awards granted or denominated in Common Shares or units of Common Shares, as well as certain cash bonus awards.

As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the 2017 Plan and any outstanding awards, as well as the exercise or purchase prices of awards, and performance targets under certain types of performance-based awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the shareholders.

Item 5.07	Submission of Matters to a Vote of Security Holders.
On September 12, 2017, the Company held its Annual General and Special Meeting of Shareholders (the "Annual Meeting") to consider and vote upon the election of each of the nominated directors to the Board of Directors, the re-appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending March 31, 2018, an advisory vote to approve executive compensation, an advisory vote on the frequency of future advisory votes on executive compensation and approval of the 2017 Plan. For more information about the proposals considered and voted upon at the Annual Meeting, please see the Company's Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on July 28, 2017.
At the Annual Meeting, 94.9 % of the Class A Shares entitled to vote at the Annual Meeting were represented in person or by proxy at the Annual Meeting.

Based on the results of the vote, and consistent with the Board’s recommendation, the shareholders voted to elect all of the Company's director nominees, approved the re-appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending March 31, 2018, approved the advisory vote on executive compensation, approved to hold an advisory vote on executive compensation every year until the next required advisory vote on the frequency of future advisory votes on executive compensation and approved the 2017 Plan. Accordingly, the Board has determined to hold an advisory vote on executive compensation every year.
The number of votes cast for or withheld from the election of each director and the number of votes cast for or against or abstaining from the other matters voted upon is also set forth below. The number of broker non-votes or other shares not voted with respect to the election of each director and the other proposals, as applicable, is also set forth below. The voting results disclosed below are final and have been certified by Broadridge Financial Solutions, the independent Inspector of Elections (other than the percentage of shares voted for of shares outstanding).

Election of Directors	Number of Shares Voted For	Number of Shares Withheld	Broker Non-Votes	Percentage of Shares Voted “For” of Shares Voted*
Michael Burns	70,770,811	81,806	6,081,587	99.7%
Gordon Crawford	70,817,934	35,913	6,081,587	99.7%
Arthur Evrensel	54,159,267	2,613,038	6,081,587	76.3%
Jon Feltheimer	70,743,867	108,167	6,081,587	99.6%
Emily Fine	70,563,458	181,184	6,081,587	99.4%
Michael T. Fries	55,434,223	1,375,737	6,081,587	78.1%
Sir Lucian Grainge	70,766,246	87,664	6,081,587	99.6%
Dr. John C. Malone	62,553,919	1,843,631	6,081,587	88.1%
G. Scott Paterson	70,347,968	342,372	6,081,587	99.1%
Mark H. Rachesky, M.D.	49,851,783	2,553,941	6,081,587	70.2%
Daryl Simm	54,390,172	2,427,899	6,081,587	76.6%
Hardwick Simmons	70,599,905	138,263	6,081,587	99.4%
David M. Zaslav	61,638,757	3,067,089	6,081,587	86.8%

	Number of Shares Voted For	Number of Shares Voted Withheld	Number of Shares Abstained	Percentage of Shares Voted “For” of Shares Voted
Re-Appointment of Ernst & Young LLP	76,584,916	381,052	133,392	99.3%

	Number of Shares Voted For	Number of Shares Voted Against	Number of Shares Abstained	Broker Non-Votes	Percentage of Shares Voted “For” of Shares Voted*
Advisory Vote to Approve Executive Compensation	47,637,452	18,811,587	4,568,734	6,081,587	67.1%

	Number of Shares Voted For One Year	Number of Shares Voted For Two Years	Number of Shares Voted for Three Years	Number of Shares Abstained	Percentage of Shares Voted For One Year Out Of Shared Voted*
Advisory Vote on Frequency of Advisory Vote to Approve Executive Compensation	70,652,262	47,741	173,517	144,253	99.5%

	Number of Shares Voted For	Number of Shares Voted Against	Number of Shares Abstained	Broker Non-Votes	Percentage of Shares Voted “For” of Shares Voted*
Approval of the 2017 Plan	58,894,808	11,211,479	911,486	6,081,587	82.9%
* Does not include broker non-votes.

Item 8.01	Other Events.
On September 12, 2017, at a Board of Directors meeting held following the Annual Meeting, the Board of Directors appointed Ms. Fine and Sir Lucian Grainge as new members to the Nominating and Corporate Governance Committee, replacing Dr. Rachesky, who is no longer serving on such committee. The Board of Directors also appointed Mr. Fries to the Strategic Advisory Committee. The Board of Directors has determined that each of the directors is an independent director under the listing standards of the New York Stock Exchange.

Item 9.01     Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description

10.1	Lions Gate Entertainment Corp. 2017 Performance Incentive Plan.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 15, 2017	LIONS GATE ENTERTAINMENT CORP.
(Registrant)

By: /s/ Wayne Levin
Name: Wayne Levin
Title: General Counsel and Chief Strategic Officer